UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 9, 2005
SUNAIR ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3005 Southwest Third Avenue
Fort Lauderdale, Florida 33315

(Address of Principal Executive Office) (Zip Code)
(954) 525-1505

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 9, 2005, Sunair Electronics, Inc. (the “Company”) announced that James E. Laurent had resigned as a member of the Company’s Board of Directors, effective immediately. Mr. Laurent’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Laurent will continue to serve as President of the Company’s wholly-owned subsidiary, Sunair Communications, Inc., through which the Company operates its high frequency single sideband communication business.
Effective September 9, 2005, the Company’s Board of Directors appointed Joseph S. DiMartino to fill the vacancy created by Mr. Laurent’s resignation until the next annual meeting of the shareholders of the Company. Mr. DiMartino was nominated by Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”), in accordance with the previously disclosed Purchase Agreement between the Company and Coconut Palm, dated November 17, 2004. Mr. DiMartino has not been appointed to any committee of the Board of Directors at this time. There are no transactions between Mr. DiMartino and the Company that would require disclosure under Item 404(a) of Regulation S-B.
A copy of the press release announcing the resignation of Mr. Laurent and appointment of Mr. DiMartino is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit	Description
99.1	Press Release, dated September 9, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR ELECTRONICS, INC.
Date: September 9, 2005	By:	/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release, dated September 9, 2005

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